EXHIBIT 10.8



                             ENVIRONMENTAL AGREEMENT


            This ENVIRONMENTAL AGREEMENT is entered into as of November 23, 1992 by and between Union Oil Company of California, a California corporation ("Seller"), and National Auto/Truckstops, Inc., a Delaware corporation (together with its successors and assigns, "Buyer").

            WHEREAS, Buyer and Seller are entering into certain asset purchase agreements of even date herewith (the "Purchase Agreement" and the "California Purchase Agreements"), and Buyer and Seller desire to set forth their respective obligations with respect to environmental matters in connection therewith.

            NOW, THEREFORE, in consideration of their mutual covenants, the aforementioned parties hereto agree as follows:

            1. DEFINITIONS. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Purchase Agreement. For purposes of this Environ mental Agreement, the following terms shall have the mean ings respectively ascribed below:

                  (a) The "ACQUISITION COST" shall have the meaning ascribed to it in Section 3(f) hereof.

                  (b) The "A/TS NETWORK" means (i) the A/TS Network (as defined in the Purchase Agreement) and (ii) the Excluded Locations (as defined in the Purchase Agreement).




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                  (c) "AUTO/TRUCKSTOP" means a location in the A/TS Network, including the associated Real Property and Acquisition Assets.

                  (d) "BUYER INDEMNITEES" means Buyer, Buyer's Affiliates and their respective officers, directors, employees and agents, in their capacity as such.

                  (e) "DAMAGES" means all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, and charges, and amounts paid or payable in settlement, including (y) interest on cash disbursements in respect of each of the foregoing at the lesser of the Reference Rate in effect from time to time and the maximum interest rate permitted by law, compounded monthly, from the date each such cash disbursement is made until the Person incurring the same shall have been indemnified in respect thereof and (z) reasonable costs, fees and expenses of attorneys, experts, accountants, appraisers, consultants, witnesses, investigators and any other agents of such Person.

                  (f) "ENVIRONMENT" means navigable waters, waters of the contiguous zone, ocean waters, natural resources, surface waters, groundwater, drinking water supply, land surface, subsurface strata, ambient air, both inside and outside of buildings and structures, and plant and animal life on earth.




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                  (g) "ENVIRONMENTAL ACTION" means any Proceeding, notice,
order, agreement or evaluation by any Governmental Authority or other Person as to whether Environmental Damages of any kind exist or may be sought arising out of or relating to the ownership or operation of the A/TS Network or the ownership, use or condition of the Acquisition Assets on or prior to the Closing Date.

                  (h) "ENVIRONMENTAL COMPLIANCE ACTION" means any expenditure or action necessary to cause any USTs, or any other pollution control equipment, structure, device, plan or process, or any other equipment, structure, device, plan or process subject to regulation pursuant to Environmental Laws, located at any parcel of Real Property in the A/TS Network, to be in compliance with applicable Environmental Laws in effect at the Closing Date.

                  (i)   "ENVIRONMENTAL CONSULTANTS" shall have
the meaning ascribed to it in Section 3(d) hereof.

                  (j) "ENVIRONMENTAL DAMAGES" means any Damages imposed or incurred by, under or pursuant to Environmental Laws in effect as of the Closing Date; PROVIDED, HOWEVER, that with respect to conditions requiring Remedial Action by Seller pursuant to Section 4(a), it means any Damages imposed or incurred by, under or pursuant to Environmental Laws in effect as of the Sign-Off Date.

                  (k) "ENVIRONMENTAL LAWS" means federal, state, local and foreign laws, principles of common law, regulations and codes, as well as orders, decrees, judgments




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or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of the Environment.

                  (l) "HAZARDOUS SUBSTANCE" means any toxic substance or waste, pollutant, hazardous substance or waste, contaminant, special waste, industrial substance or waste, petroleum or petroleum-derived substance or waste, radioactive substance or waste, or any constituent of any such substance or waste, including without limitation any such substance regulated under or defined by any Environmental Law.

                  (m) "INDEPENDENT CONSULTANT" shall have the meaning ascribed to it in Section 8 hereof.

                  (n) "MATERIAL ENVIRONMENTAL DAMAGES" means Environmental Damages, individually or in the aggregate, in excess of $50,000.

                  (o) "PERMIT" means any approval, registration, authorization, certificate, certificate of occupancy, consent, license, order or permit or other similar authorization of or with any Governmental Authority (or any other Persons) necessary for the operation of the Acquisition Assets or the business of the A/TS Network in substantially the same manner as currently operated by Seller and in compliance with applicable Environmental Laws, or affecting or relating in any way to the business of the A/TS Network, including (i) any such permit or approval relating to the transportation, storage or sale of any




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petroleum product or the discharge of by-products or waste material into a public waste discharge system and (ii) any registration, approval or exemption required under any state or federal franchise, business opportunity or similar law.

                  (p) "PHASE I ENVIRONMENTAL AUDITS" means Phase I environmental audits of the A/TS Network and the Real Property performed by ENSR at the request of Buyer and Seller, in order to identify conditions likely to give rise to Environmental Damages relating to or arising out of the operations or conditions of the A/TS Network and the Real Property on or prior to the Closing Date.

                  (q) "PHASE II ENVIRONMENTAL AUDITS" shall have the meaning ascribed to it in Section 3(b) hereof.

                  (r) "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the Environment or into or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, groundwater or property.

                  (s) "REMEDIAL ACTION" means all actions, whether undertaken pursuant to judicial or administrative order or otherwise, reasonably necessary to comply with applicable Environmental Laws, to (A) clean up, remove, treat, cover or in any other way adjust Hazardous Substances in the Environment; (B) prevent or control the Release of Hazardous Substances so that they do not migrate or endanger or threaten to endanger public health or welfare or the




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indoor or outdoor Environment; or (C) perform remedial studies, investigations, restoration and post-remedial studies, investigations and monitoring on, about or in any real property.

                  (t) "SIGN-OFF DATE" shall have the meaning ascribed to it in
Section 4(c).

                  (u) "USTS" means any underground or aboveground storage tanks or related piping or dispensers.

            2. ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES. To Seller's knowledge, Seller hereby represents and warrants to Buyer as follows:

                  (a) Except as set forth in Schedule 2(a), the ownership and operation of the A/TS Network and the ownership, use and condition of the Acquisition Assets are in compliance with Environmental Laws, with the exception of instances of noncompliance which are not, in the aggregate, reasonably likely to result in Material Environmental Damages;

                  (b) Except as set forth in Schedule 2(b), Seller holds all Permits required pursuant to Environmental Laws for ownership, and Seller and the Operators, collectively, hold all Permits required pursuant to Environmental Laws for operation, of the A/TS Network and the Acquisition Assets, with the exception of any failures to hold any such Permits which are not, in the aggregate, reasonably likely to result in Material Environmental Damages; all such Permits are in full force and effect, no




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action to revoke or modify any of such Permits is pending, and the ownership and operation of the A/TS Network and the ownership, use and condition of the Acquisition Assets are in compliance with all terms and conditions thereof, with the exception of instances of noncompliance which are not, in the aggregate, reasonably likely to result in Material Environmental Damages;

                  (c) Except as set forth in Schedule 2(c), Seller has not received any notification, whether direct or indirect, that the A/TS Network or the Acquisition Assets are or may be subject to any Environmental Action;

                  (d) Except as set forth in Schedule 2(d), the A/TS Network and the Acquisition Assets are not subject to any obligation pursuant to Environmental Laws to perform Remedial Action; and

                  (e) Except as set forth in Schedule 2(e), the ownership and operation of the A/TS Network and the Acquisition Assets are not reasonably likely to be subject to Material Environmental Damages arising out of the presence of Hazardous Substances on, in or under any location which is not part of the A/TS Network.

            3.    ENVIRONMENTAL AUDITS.

                  (a) Phase I Environmental Audits of the A/TS Network and the Real Property have been conducted by ENSR.

                  (b) Phase II environmental audits of the A/TS Network and the Real Property shall be undertaken after the Closing Date by the Environmental Consultants in




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accordance with the Phase II Scope of Work set forth as Schedule A hereto (the
"Phase II Environmental Audits").

                  (c) The costs of conducting the Phase II Environmental Audits shall be borne as follows: (i) Buyer shall pay one-half of the cost of the Phase II Environmental Audits up to $500,000, but in no event shall Buyer pay more than $500,000 toward the cost of the Phase II Environmental Audits; and (ii) Seller shall pay the remainder of the cost of the Phase II Environmental Audits. The Environmental Consultants shall provide copies of the Phase II Environmental Audits and all other reports, notices, test results and other communications simultaneously to Buyer and Seller.

                  (d) The selection of the environmental consultants which shall undertake each of the Phase II Environmental Audits (the "Environmental Consultants") shall be determined by agreement of Seller and Buyer, which shall jointly direct the Environmental Consultants in the conduct of the Phase II Environmental Audits. In the event that the Seller and Buyer cannot agree on the selection of an Environmental Consultant, each of the Seller and Buyer shall select an environmental consultant, and those environmental consultants together shall select the Environmental Consultant.

                  (e) Phase II Environmental Audits of each of the Auto/Truckstops in the A/TS Network must be completed within seven (7) years of the Closing Date, and Phase II




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Environmental Audits of a minimum of fourteen (14) Auto/Truckstops in the A/TS
Network must be completed during each year of that seven year period (each year will be deemed to terminate on the anniversary of the Closing Date); PROVIDED, HOWEVER, that the Phase II Environmental Audits for all Auto/Truckstops at which steel underground storage tanks are located must be completed by December 31, 1996.

                  (f) If Seller proposes to perform any Environmental Compliance Action and/or Remedial Action at any parcel of Real Property pursuant to a remediation plan which will result in the cessation of all or substantially all of the operations of the truckstop at that parcel of Real Property for a period in excess of ninety (90) days, or if implementation of any such Environmental Compliance Action and/or Remedial Action does result in the cessation of all or substantially all of the operations of the truckstop at that parcel of Real Property for a period in excess of ninety (90) days, Buyer shall have the option to cause Seller to acquire from Buyer Buyer's interest in such parcel of Real Property and in the related Acquisition Assets for the fair market value of the same (giving due consideration to all relevant factors including, without limitation, the replacement cost of the interest in the parcel of Real Property and related Acquisition Assets), as determined by a qualified appraiser who is a member of the Appraisal Institute, selected by mutual agreement of the parties hereto (or, if the parties cannot agree, selected by




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the American Arbitration Association), calculated without diminution of the fair market value on the basis of the estimated cost of any Remedial Action or Environmental Compliance Action required pursuant to applicable Environmental Laws or any other likely Environmental Damages (the "Acquisition Cost").

                  (g) If Seller reacquires from Buyer pursuant to Section 3(f) an interest in any parcel of Real Property and related Acquisition Assets, at such time as Seller has accomplished (i) all Remedial Action as is necessary to achieve compliance with applicable Environmental Laws in effect as of the Sign-Off Date (as that term is defined in Section 4(c)), including without limitation the reduction of concentrations of Hazardous Substances to levels which are below any levels or standards contained in any applicable Environmental Laws in effect as of the Sign-Off Date, and (ii) all Environmental Compliance Action as is necessary to achieve compliance with applicable Environmental Laws in effect as of the Closing Date, Seller shall obtain either
(x) a written statement by a Governmental Authority with jurisdiction over the condition to the effect that compliance with applicable Environmental Laws has been achieved and no further action is required, or (y) a certification of an independent engineer mutually acceptable to Buyer and Seller to the same effect, for each and every Remedial Action and Environmental Compliance Action required by applicable Environmental Laws at such parcel of Real




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Property, and, for each such parcel of Real Property, a certification of an independent engineer mutually acceptable to Buyer and Seller to the effect that the Hazardous Substances remaining on the parcel of Real Property will not cause that parcel of Real Property to be subject to a restriction on use or transfer pursuant to Environmental Laws. Upon receipt of all such statements and/or certifications with respect to such parcel of Real Property, Seller shall promptly so notify Buyer, and Buyer shall have the option, for a period of ninety (90) days from receipt of such notice, to repurchase the interest in such parcel of Real Property and related Acquisition Assets for the Acquisition Cost, PROVIDED, HOWEVER, that, if Buyer repurchases the interest in such parcel of Real Property and related Acquisition Assets, Seller shall remain obligated to indemnify Buyer pursuant to Section 5 of this Environmental Agreement with respect to the parcel of Real Property and related Acquisition Assets in the same manner as if the interest in such parcel of Real Property and related Acquisition Assets had not been reacquired by Seller pursuant to Section 3(f).

                  (h) All taxes resulting from the transactions contemplated by Sections 3(f) and 3(g), including any sales and use taxes and any real property transfer taxes, shall be borne by Seller.

            4.    Covenant to Undertake Remedial
                  ACTION AND ENVIRONMENTAL COMPLIANCE ACTION.




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                  (a) In the event that the Phase I Environmental Audits or the
Phase II Environmental Audits identify any conditions with respect to which any Remedial Action or Environmental Compliance Action is required by applicable Environmental Laws at or in the vicinity of any parcel of Real Property in the A/TS Network (including the Excluded Locations), then, as to such conditions, Seller shall, as promptly as is reasonably practicable and, with respect to Environmental Compliance Actions, no later than ninety days after the Buyer and Seller have agreed, or the Independent Consultant has determined, that such Environmental Compliance Action is required, (i) undertake such Remedial Action as is necessary to achieve compliance with applicable Environmental Laws in effect as of the Sign-Off Date, including without limitation the reduction of concentrations of Hazardous Substances to levels which are below any levels or standards contained in any applicable Environmental Laws in effect as of the Sign-Off Date, and (ii) undertake such Environmental Compliance Action as is necessary to achieve compliance with applicable Environmental Laws in effect as of the Closing Date; PROVIDED, HOWEVER, that any interest in a parcel of Real Property which has been repurchased by Seller pursuant to Section 3(f) shall not be subject to the requirements of this Section except as otherwise provided herein; and, PROVIDED, FURTHER, that Section 5, rather than this Section 4, shall apply in the event that Buyer has failed to operate




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the relevant Auto/Truckstop in a manner consistent with the operation of the
Auto/Truckstop prior to the Closing Date and such failure has resulted in a Release of Hazardous Substances which materially increases the scope or extent of the required Environmental Compliance Action or Remedial Action.

                  (b) After the Closing Date, Buyer and Seller each shall have the right to determine whether notice to any Governmental Authority or any other Person is required by applicable Environmental Laws with respect to conditions identified in the Phase I Environmental Audits or the Phase II Environmental Audits and each shall promptly notify the other of any determination that such notice is required; and (ii) shall determine by agreement whether the conduct of any Remedial Action or Environmental Compliance Action is required by applicable Environmental Laws with respect to conditions identified in the Phase I Environmental Audits or the Phase II Environmental Audits. In all other respects, Seller shall have the exclusive right to manage and control all actions undertaken pursuant to Section 4(a), subject to the other terms of this Environmental Agreement.

                  (c) With respect to each condition requiring Remedial Action or Environmental Compliance Action by Seller pursuant to Section 4(a), Seller shall be required to deliver to Buyer either (i) a written statement by a Governmental Authority with jurisdiction over the condition to the effect that compliance with applicable Environmental




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Laws has been achieved and no further action is required, or (ii) a certification of an independent engineer, mutually acceptable to Buyer and Seller, to the same effect, and, in either case, a certification of an independent engineer, mutually acceptable to Buyer and Seller, to the effect that the Hazardous Substances remaining on the relevant parcel of Real Property will not cause that parcel of Real Property to be subject to a restriction on use or transfer pursuant to Environmental Laws. The date on which such written statement of a Governmental Authority and/or certification of an independent engineer is received by Buyer shall be the "Sign-Off Date."

                  (d) If the Phase I Environmental Audits or the Phase II Environmental Audits identify conditions at any parcel of Real Property which require Remedial Action which entails removal of any USTs, (i) to the extent that the USTs cannot be reinstalled in a manner and condition which is in compliance with Environmental Laws, Seller shall bear the cost of the replacement USTs, and (ii) to the extent that the USTs can be reinstalled in a manner and condition which is in compliance with Environmental Laws, Buyer shall have the option, at its own expense, to provide replacement USTs.

            5.    SELLER'S ENVIRONMENTAL INDEMNIFICATION.

                  Seller hereby agrees that it shall indemnify, defend and hold harmless the Buyer Indemnitees in respect of any and all Environmental Damages incurred by any Buyer Indemnitee as a result of or otherwise in connection with




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any condition existing on or before the Closing Date on, under, in or about any of the Real Property or resulting from the ownership or operation of the A/TS Network on or before the Closing Date (irrespective of whether any such condition is identified in the Phase I Environmental Audits or the Phase II Environmental Audits), including, without limiting the generality of the foregoing, all such Environmental Damages arising out of or relating to (a) any breach of any representation or warranty made by Seller in this Environmental Agreement, or (b) the breach of any covenant, agreement or obligation of Seller contained in this Environmental Agreement.

            6.    INDEMNIFICATION PROCEDURE.

                  (a) Whenever any claim shall arise for indemnification hereunder, the Buyer Indemnitee shall promptly notify Seller of the claim and, when known, the facts constituting the basis for such claim. If the Buyer Indemnitee fails to provide Seller with such notice prior to the time at which Seller's ability to defend against such claim is prejudiced by the failure to provide such notice, Seller will not be obligated to indemnify the Buyer Indemnitee with respect to such portion of the claim as to which Seller's ability to defend has been prejudiced by such failure. Seller may, upon written notice to the Buyer Indemnitee within 30 calendar days of receipt of the notice specified in the first sentence of this paragraph, assume the defense of any such claim if Seller acknowledges to the




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Buyer Indemnitee Buyer Indemnitee's right to indemnity pursuant hereto in respect of the entirety of such claim. If Seller assumes the defense of any such claim, Seller shall select counsel reasonably acceptable to the Buyer Indemnitee to conduct the defense of such claim, shall take all steps necessary in the defense or settlement thereof and shall at all times diligently and promptly pursue the resolution thereof. If Seller shall have assumed the defense of any claim in accordance with this Section, Seller shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any such claim, without the prior written consent of the Buyer Indemnitee; PROVIDED, HOWEVER, that Seller shall pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness thereof; PROVIDED, FURTHER, that any Remedial Action undertaken by Seller in connection with the defense of any such claim shall be in accordance with the requirements of
Section 4 hereof (including, without limitation, the requirement that such Remedial Action be taken as is necessary to achieve compliance with applicable Environmental Laws in effect as of the Sign-Off Date); PROVIDED, FURTHER, that Seller shall not be authorized to encumber any of the assets of the Buyer Indemnitees or to agree to any restriction that would apply to or affect any of the Buyer Indemnitees, or its conduct of business; AND PROVIDED, FURTHER, that a condition to any such settlement shall be a complete and unconditional




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release of the Buyer Indemnitee with respect to such claim. The Buyer Indemnitee shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense; PROVIDED, HOWEVER, that the Buyer Indemnitee will not unilaterally communicate with the Persons or Governmental Authorities which have made or will decide such claim or interfere with the Seller's defense of such action, and will cooperate and consult with Seller with respect to such Buyer Indemnitee's participation in the defense of such action. Buyer shall, and shall cause each of its Affiliates, officers, employees, consultants and agents and each other Buyer Indemnitee to, cooperate fully with Seller in the defense of any claim pursuant to this Section. If
Seller does not assume the defense of any claim resulting therefrom in accordance with the terms of this Section, the Buyer Indemnitee may defend against such claim in such manner as it may deem appropriate, including settling such claim after giving notice of the same to Seller, on such terms as the Buyer Indemnitee may deem appropriate; PROVIDED, HOWEVER, that nothing in this Section shall limit Seller's right to defend itself against any claim by a Governmental Authority or any other Person other than the Buyer arising out of or relating to the subject matter of any such claim for indemnification.

                  (b) Seller shall not be obligated to provide indemnification pursuant to this Environmental Agreement with respect to matters or conditions for which Buyer has




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not provided notice of a claim for indemnification pursuant to Section 6(a)
hereof before the eleventh anniversary of the Closing Date; PROVIDED, HOWEVER, that any claim for indemnification pursuant to this Environmental Agreement which concerns matters or conditions at an Auto/Truckstop may be timely asserted, and Seller shall be obligated to provide indemnification with respect thereto, by notice provided at any time before the later of (i) the eleventh anniversary of the Closing Date, or (ii) the latest Sign-Off Date for any Environmental Compliance Actions or Remedial Actions undertaken pursuant to
Section 4 of this Environmental Agreement at the Auto/Truckstop which is the subject of the claim for indemnification.

                  (c) Notwithstanding any other provision hereof, the right of the Buyer to indemnification pursuant to this Environmental Agreement shall not be diminished in any way by the knowledge of the Buyer, and/or its failure to inform Seller, prior to the Closing Date of conditions giving rise to Environmental Damages which are otherwise indemnifiable pursuant to this Environmental Agreement.

            7.    COOPERATION, ACCESS, REASONABLENESS.

                  (a) Buyer and Seller shall cooperate with respect to the undertaking of their mutual obligations pursuant to this Environmental Agreement, including providing one another reasonable access to relevant records and officers and employees with knowledge of the matters at issue, and shall inform one another in reasonably prompt




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fashion of all significant developments concerning conditions or actions giving rise to claims for indemnification hereunder.

                  (b) Seller and its representatives shall have the right, at reasonable times and upon reasonable prior notice, to enter the parcels of Real Property in the A/TS Network for the purpose of undertaking activities relating to its obligations pursuant to this Environmental Agreement.

                  (c) All activities relating to the parties' obligations pursuant to this Environmental Agreement must be undertaken in a manner in which a prudent business person acting in a commercially reasonable manner would undertake such work, minimizing interruptions of operations at the relevant parcel of Real Property in the A/TS Network.

                  (d) Nothing in this Environmental Agreement shall prevent Buyer from (i) taking any reasonable and prudent interim measures in the event of an imminent and substantial endangerment to human health, welfare or the Environment, without prejudice to Buyer's right to seek indemnification therefor under this Environmental Agreement, (ii) taking any reasonable action for which Buyer does not elect to seek indemnification, in whole or in part, under this Agreement and (iii) taking any action required or directed by any Governmental Authority of competent jurisdiction, without prejudice to Buyer's right to seek indemnification therefor under this Environmental Agreement.




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            8. DISPUTE RESOLUTION. If a dispute arises between the parties hereto and that dispute cannot be resolved within a reasonable period of time, either party hereto may notify the other party that the dispute is to be submitted to arbitration. In the event that notice of submission of the dispute to arbitration is provided by either party, the parties jointly shall select an environmental consultant or engineer reasonably qualified to arbitrate disputes arising under Environmental Laws (the "Independent Consultant"). The Independent Consultant shall have the right to obtain the assistance of qualified legal counsel in arbitrating the dispute, if the Independent Consultant determines that such assistance is necessary. Notwithstanding any other provision hereof, the parties hereto shall each bear one-half of the cost of the Independent Consultant and its legal counsel, if any. If the parties hereto cannot agree on an Independent Consultant, they shall apply to the American Arbitration Association for the appointment of an Independent Consultant. The Independent Consultant shall establish an expedited procedure for hearing and resolving the dispute. Unless the parties hereto agree otherwise, the Independent Consultant shall be required to render a decision resolving the dispute, with a written opinion stating the reasons therefor, no more than 60 days after the Independent Consultant is retained. The decision of the Independent Consultant shall be final and binding and a court of




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competent jurisdiction may enter judgment thereon. The dispute resolution procedures of this Section 8 shall constitute the exclusive remedy of the parties hereto with respect to any disputes arising out of this Environmental Agreement.

            9. CONFLICT WITH PURCHASE AGREEMENT. This Environmental Agreement is intended to modify and supplement certain of the terms of the Purchase Agreement with respect to Seller's obligations to Buyer. In the event of any conflict or ambiguity between the Purchase Agreement and this Environmental Agreement, the provisions of this Environmental Agreement shall control.

            10. OTHER RIGHTS. All rights and remedies of Buyer hereunder shall be cumulative and are expressly in addition to those now or hereafter existing under the Purchase Agreement, or at law or in equity, any of which alone or together may be fully exercised by Buyer.

            11. FURTHER ASSURANCES. Each party agrees to execute additional instruments and documents and do all such further things as may reasonably be requested by the other in order to carry out the intent of this Environmental Agreement.

            12.  WAIVERS AND AMENDMENTS.

                  (a) Any provision of this Environmental Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Buyer and Seller, or in the case of a




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waiver, by the party against whom the waiver is to be effective.

                  (b) No waiver by either party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights existing by virtue of any prior or subsequent occurrence. No single or partial exercise by either party of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            13. NOTICES. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (i) if personally delivered, when so delivered, (ii) if mailed, two Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (iii) if given by telecopier, once such notice or other communication is transmitted to the telecopier number specified below and the appropriate answer back or telephonic confirmation is received, provided that such notice or other communication is promptly thereafter mailed




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in accordance with the provisions of clause (ii) above or (iv) if sent through a reputable overnight delivery service in circumstances in which such service guarantees next day delivery, the day following being so sent.

                  (a)  if to Seller, to:

                        Union Oil Company of California
                        911 Wilshire Boulevard
                        Suite 1410
                        Los Angeles, California  90017
                        Attention: A.J. Eliskalns

                        and by telecopy to:  (213) 977-5835

                        with a copy to:

                        Union Oil Company of California
                        1201 West 5th Street
                        Los Angeles, California 90017
                        Attention: W. Thomas Skok

                        and by telecopy to: (213) 977-7827

                  (b)  If to Buyer, to:

                        National Auto/Truckstops, Inc.
                        c/o Unocal Petroleum Products and
                            Chemicals Division
                        1650 East Golf Road
                        Schaumburg, Illinois 60196-1088
                        Attention: William Osborne

                        and by telecopy to: (708) 330-5835

                        with a copy to:

                        The Clipper Group, L.P.
                        Park Avenue Plaza
                        55 East 52nd Street
                        New York, New York 10055
                        Attention: Louis J. Mischianti

                        and by telecopy to: (212) 318-1360

                        with a copy to:

                        Paul, Weiss, Rifkind, Wharton & Garrison

                        1285 Avenue of the Americas
                        New York, New York  10019-6064
                        Attention:  Stuart I. Oran, Esq.

                        and by telecopy to: (212) 757-3990

Either party may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Either party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

            14. MISCELLANEOUS. This Environmental Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Environmental Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. In the event of a transfer by Buyer of all or any portion of its interest in the A/TS Network, Buyer may assign this Environmental Agreement, to the extent that it relates to the interest transferred, to any one or more persons, firms or entities which are successors to such interest, including any successor to the ownership of any of the Acquisition Assets, upon notice to, but without the consent of, Seller. Buyer shall also be permitted to assign any or all of its rights hereunder to one or more of its lenders. This Environmental Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors in interest and assigns by operation of law or otherwise. This Environmental Agreement shall be construed and interpreted in accordance with the laws of the State of California.

            15. SEVERABILITY, ETC. If any provision of this Environmental Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of the Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect. This Environmental Agreement shall be a continuing agreement, and without limiting the above, shall survive satisfaction of the conditions of the Environmental Agreement. The remedies of Buyer hereunder are not intended to be exclusive of any other right or remedy now or hereafter existing under or existing at law, in equity, or by statute, any of which alone, or together, may be fully exercised by Buyer.

            16. POWER AND AUTHORITY. Each party to the Environmental Agreement hereby certifies that it: (i) is a corporation duly formed, validly existing and in good standing under the laws of the state of its incorporation; (ii) has full power and authority to execute this Environmental Agreement and any and all documents which may




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                                                                              26

be related thereto; and (iii) has, to the extent necessary, obtained authorization from its Board of Directors to execute this Environmental Agreement. The undersigned representative(s) of each party certifies that he or she is fully authorized by the party whom he or she represents to enter into the terms and conditions of this Environmental Agreement and to bind legally such party to this Environmental Agreement.

            17. JURISDICTION. Each of the parties hereto irrevocably submits to the jurisdiction of any state or federal court sitting in the County of Los Angeles, State of California, in any action or proceeding arising out of or relating to this Environmental Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to contest the jurisdiction (IN REM or IN PERSONAM) or power or decision of such court over or pertaining to the party or with respect to the subject matter in any court within or without the United States other than appropriate appellate courts. Each of the parties hereto irrevocably waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of the other party hereto with respect thereto.

            18. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in




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                                                                              27

the construction or interpretation hereof. All references to a Section include all subparts hereof.

            19. CONSTRUCTION. The language used in this Environmental Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either party. Whenever required by the context, any gender shall include any other gender, the singular shall include the plural and the plural shall include the singular. Whenever the word "including" is used in this Environmental Agreement, it shall be deemed to mean "including, without limitation," "including, but not limited to" or other words of similar import such that the items following the word "including" shall be deemed to be a list by way of illustration only and shall not be deemed to be an exhaustive list of applicable items in the context thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Environmental Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                    UNION OIL COMPANY OF CALIFORNIA

                    By: /s/ Neal E. Schmale
                       -------------------------------
                    Name: Neal E. Schmale
                         -----------------------------
                    Title: Sr. Vice President
                          ----------------------------

                    NATIONAL AUTO/TRUCKSTOPS, INC.

                    By: /s/ Louis J. Mischianti
                       -------------------------------
                    Name:  Louis J. Mischianti
                    Title: Treasurer


                    NATIONAL AUTO/TRUCKSTOPS, INC.

                    By: /s/ Hugh D. Schmieder
                       -------------------------------
                    Name:  Hugh D. Schmieder
                    Title: Vice President